Exhibit 99.1

PRESS RELEASE

FNFV Announces Sale of One Digital for $560 Million

Jacksonville, Fla. — (May 8, 2017) — Fidelity National Financial, Inc. today announced that FNFV Group (NYSE:FNFV) has signed a definitive agreement to sell One Digital Health and Benefits (“One Digital”) for $560 million in an all-cash transaction. After repayment of debt, payout to option holders and a minority equity investor and other transaction related payments, FNFV expects to receive approximately $330 million in cash from the sale. Closing is contingent on HSR clearance and is expected in the second quarter of 2017.

“We are excited to monetize One Digital at an attractive price for our shareholders and recognize a cash monetization of approximately $330 million,” said Chairman William P. Foley, II. “We have seen tremendous growth in One Digital in our roughly 4  1⁄2 year ownership and are proud of the success One Digital and FNFV have enjoyed together. We believe that One Digital will continue to flourish under its new ownership.”

“We are thrilled about this transaction for FNFV and their shareholders,” said One Digital President and CEO Adam Bruckman. “They have been an ideal partner for us over the past 4  1⁄2 years as illustrated by our tremendous growth and success over that time period. We are equally excited to partner with our new investors for this next chapter as we look to build upon our industry leading growth and leadership position in the employee benefits marketplace.”

Triple Tree acted as the exclusive financial advisor to FNFV and One Digital for this transaction.

About Fidelity National Financial, Inc.

Fidelity National Financial, Inc. is organized into two groups, FNF Group (NYSE: FNF) and FNFV Group (NYSE: FNFV). FNF is a leading provider of title insurance, technology and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. FNF also provides industry-leading mortgage technology solutions and transaction services, including MSP®, the leading residential mortgage servicing technology platform in the U.S., through its majority-owned subsidiaries, Black Knight Financial Services and ServiceLink Holdings. FNFV holds majority and minority equity investment stakes in a number of entities, including American Blue Ribbon Holdings, LLC, Ceridian HCM, Inc., Digital Insurance, Inc. and Del Frisco’s Restaurant Group, Inc. More information about FNF and FNFV can be found at www.fnf.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

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SOURCE: Fidelity National Financial, Inc.

CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120,

dkmurphy@fnf.com